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                                                                   Exhibit 10.6

                              EMPLOYMENT AGREEMENT

           AGREEMENT by and among Maxxim Medical, Inc., a Texas corporation (the "Company"), and Jack Cahill (the "Executive"), dated as of November 12, 1999.

           The Company has determined that it is in the best interests of the Company to assure that the Company will have the continued dedication of the Executive following the merger (the "Merger") of the Company and Fox Paine Medic Acquisition Corporation, a Texas corporation ("Purchaser"), pursuant to the Agreement and Plan of Merger, dated as of June 13, 1999 by and between Purchaser and the Company (the "Merger Agreement") and to provide the Company, as the surviving corporation after the Merger, with continuity of management after the Merger. Therefore, in order to accomplish these objectives, the board of directors of the Company has caused the Company to enter into this Agreement.

           NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

           1. Effective Date. The "Effective Date" shall mean the "Effective Time" of the Merger (as defined in the Merger Agreement).

           2. Employment Period. Subject to the consummation of the transactions contemplated by the Merger Agreement, the Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue to be employed by the Company, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the fifth anniversary thereof (the "Employment Period"); provided, however, that commencing on the fifth anniversary of the Effective Date and on each annual anniversary of such date (such fifth anniversary and each annual anniversary thereof shall hereinafter be referred to as the "Renewal Date"), unless previously terminated, the Employment Period shall be automatically extended so as to terminate one year from the applicable Renewal Date, unless 90 days prior to such Renewal Date the Company or the Executive shall terminate this Agreement by giving notice to the other party that the Employment Period shall not be so extended. Upon a "Change of Control" of the Company (as defined in Annex I hereto), the Employment Period shall be the longer of (a) the actual remaining Employment Period as of the date of the Change of Control and (b) 12 months.

           3. Terms of Employment. (a) Position and Duties. (i) During the Employment Period, (A) the Executive shall serve the Company in the position(s) held by the Executive with the Company immediately prior to the Effective Date or such other position(s) as may be assigned by Ken Davidson, the Chief Executive Officer on the Effective Date (the "Current CEO"), from time to time, and with the duties, status and responsibilities commensurate with such position(s), and (B) the Executive's services shall be performed in Pinellas County, Florida or such other location as may be assigned by the Current CEO, from time to time.

              (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote full attention and time during normal business hours to the business and affairs of the Company and to use the Executive's reasonable best efforts to perform such responsibilities in a professional




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manner; provided, however that, pursuant to the Services Agreement by and among the Company, Maxxim Medical Group, a Texas corporation, Circon Holdings Corporation, a Delaware corporation ("Circon Holdings"), and Circon
Corporation, a Delaware corporation ("Circon"), dated as of November 12, 1999 (the "Services Agreement"), the Executive will, during the Employment Period and any extensions thereto in accordance with this Agreement, to the extent requested by the Company, perform services for Circon and Circon Holdings, which, to the extent so requested, shall be deemed part of the Executive's duties with the Company (provided that unless such services are requested by the Current CEO, the Executive shall be permitted not to perform such requested services to the extent such services are inconsistent in any material respect with the duties and status of the Executive hereunder and, in such event, such duties shall not be deemed to be part of the Executive's duties with the Company). It shall not be a violation of this Agreement for the Executive to
(A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and
(C) manage personal investments, in each case, so long as such activities do not materially interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. For purposes hereof, service on corporate boards pursuant to appointments after the date hereof shall be subject to the prior approval of the Board of Directors of the Company (the "Board"), which shall not be unreasonably withheld.

          (b) Compensation. (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary of $165,000. The Annual Base Salary shall be subject to increase (but not decrease) at the discretion of the Compensation Committee (the "Compensation Committee") of the Board (the annual base salary in effect from time to time, the "Annual Base Salary"). The Annual Base Salary shall be payable in cash no less frequently than in equal monthly installments.

              (ii) Annual Bonus. For each fiscal year ending during the Employment Period, the Executive shall be eligible to receive an annual bonus (the "Annual Bonus"), based upon the terms and conditions of an annual bonus program to be established by the Compensation Committee. Any such annual bonus program shall provide that the Executive's annual bonus opportunity ("Target Annual Bonus") shall be at least equal to 50% of the Executive's Annual Base Salary, with the actual amount of the Annual Bonus determined based on actual performance and in accordance with the terms of the annual bonus program.

              (iii) Special Bonus. Pursuant to the terms of the Special Bonus Program, on the Effective Date, the Company shall pay the Executive a special bonus in the aggregate amount of $294,000 (the "Special Bonus").

              (iv) Employee Benefit and Compensation Plans. During the Employment Period, except as otherwise expressly provided herein, the Executive shall be eligible to participate in all employee benefit plans, practices, policies and programs of the Company on terms and conditions that are no less favorable in the aggregate than the terms and conditions in effect under the plans, practices, policies and programs of the Company at the time of the execution of the Merger Agreement.




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              (v)   Office and Support Staff. During the Employment Period, the
Executive shall be entitled to an office and secretarial support on at least the same basis as and consistent with the Company's practices, policies and programs as in effect at the time of the execution of the Merger Agreement.

              (vi) Perquisites. During the Employment Period, the Executive shall be eligible to receive perquisites on at least the same basis as and consistent with the Company's practices, policies and programs as in effect at the time of the execution of the Merger Agreement.

              (vii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation on at least the same basis as and consistent with the Company's practices, policies and programs as in effect at the time of the execution of the Merger Agreement.

           4. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 10(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 90 consecutive days as a result of incapacity due to mental or physical illness or injury.

          (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

              (i) the continued failure of the Executive to perform substantially the Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness or injury), after a written demand for performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company which identifies the manner in which the Board or the Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties; or

              (ii) the willful engaging by the Executive in misconduct which is materially and demonstrably injurious to the Company or one of its affiliates.

          (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

              (i) a termination of the Executive's service in the position(s) set forth in Section 3(a)(i)(A) or as may be assigned by the Current CEO from time to time;




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              (ii)  the assignment to the Executive of any duties inconsistent in any material respect with the Executive's status with respect to the Company as in effect on the Effective Date or as may be assigned to the Executive by the Current CEO from time to time or a substantial and adverse change in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Effective Date or as may be assigned to the Executive by the Current CEO from time to time, excluding for these purposes an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

              (iii) a reduction in the Executive's Annual Base Salary;

              (iv) a change in the Executive's work location other than as set forth in Section 3(a)(i)(B) hereof;

              (v) failure of the Company to comply with any material provision of this Agreement, which is not cured within ten business days after a written demand for compliance is delivered to the Company by the Executive specifically identifying the manner in which the Executive believes that the Company has not complied with the Agreement; or

              (vi) any termination by the Company of the Executive's employment not in accordance with the written notice provisions set forth in this Agreement.

           Notwithstanding the foregoing, the assignment of services pursuant to the Services Agreement in accordance with Section 3(a)(ii) shall not constitute Good Reason hereunder.

           (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) specifies the termination date (which date, in the case of a termination for Good Reason, shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

           (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination by the Company or the Executive, as the case may be, or the later date specified therein, (ii) if the Executive's employment is terminated by the Company other than for Cause, death or Disability, or the Executive resigns without Good Reason, the Date of Termination shall be the date on which the Company or the Executive notifies the Executive or the Company, respectively, of such termination and (iii) if the




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Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

           5. Obligations of the Company upon Termination. (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, death or Disability, or the Executive shall terminate the Executive's employment for Good Reason:

              (i) the Company shall pay to the Executive in a lump sum in cash within 10 days after the Date of Termination the aggregate of the amounts set forth in clauses A and B below:

              A. the sum of the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid ("Accrued Obligations"); and

              B. the amount equal to the product of (1) one and (2) the sum of
       (x) the Executive's Annual Base Salary and (y) the Annual Bonus earned by the Executive in the completed fiscal year immediately preceding the Date of Termination; and

              (ii) for the one-year period following the Date of Termination, the Company shall continue to provide welfare benefits to the Executive on the same basis as such benefits are provided to other employees of the Company from time to time, but in any case, not less than those required by Section 3(b)(iv); provided, however, that during any period when the Executive is eligible to receive such benefits under another employer-provided plan, the benefits provided by the Company under this Section 5(a)(ii) may be made secondary to those provided under such other plan; and

              (iii) for the one-year period following the Date of Termination, the Executive shall continue to participate in the Company's compensation plans (other than any equity-based plans) on the same basis as such compensation plans are provided to other employees of the Company from time to time, but in any case, not less than those required by Section 3(b)(iv), to the extent permitted by applicable law and the terms of such plans; provided however, that, in the event the continued participation by the Executive is prohibited by applicable law or by the terms of such plans, the Company shall pay the Executive, within 30 days of the date from which continued participation is determined to be prohibited, an amount in cash equal to the value of such foregone participation, and, provided, further that in no event shall amounts payable under this Section 5(a)(iii) be duplicative of any amounts otherwise payable under this Agreement or otherwise; and

              (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is entitled to receive under any plan, program, policy or practice (excluding any severance plan or policy) of the Company as of the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

          (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further




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obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits and the Special Bonus on the date(s) contemplated by Section 3(b)(iii). Accrued Obligations and the Death Benefit (as defined below) shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. For purposes of this Section 5(b), the term "Other Benefits," shall also include a death benefit equal to two times the sum of the Executive's Annual Base Salary and Target Annual Bonus as in effect with respect to the Executive on the date of the Executive's death (the "Death Benefit"); provided, however, that to the extent the Executive's estate or beneficiary, as applicable, is entitled to receive a death benefit in respect of the Executive from any life insurance policy, plan or program provided by and paid for by the Company, the Death Benefit shall be reduced by the amount of such other benefits.

           (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits and the Special Bonus on the date(s) contemplated by Section 3(b)(iii). Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. The term "Other Benefits" for purposes of this Section 5(c) shall also include, and the Executive (or his legal representatives) shall be entitled to receive, commencing on the first business day of the first month immediately following the Disability Effective Date, monthly disability payments, each of which shall be equal to 1/24th of the amount equal to two times the sum of the Executive's Annual Base Salary and Target Annual Bonus as in effect with respect to the Executive on the date of the Disability Effective Date (the "Disability Benefit"), for the shorter of
(i) the period of Disability and (ii) 24 months (the "Disability Period"); provided, however, that, to the extent the Executive receives disability benefits from any disability insurance policy, plan or program in respect of such 24-month period provided by and paid for by the Company, the Disability Benefit shall be reduced by (or the Executive shall reimburse the Company for) the amount of such other benefits. During the Disability Period, the Company shall pay the monthly premiums associated with the provision of COBRA benefits, provided that during the Disability Period, the Company maintains an excess reinsurance policy on the same terms and conditions as in effect on the Effective Date.

           (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause or the Executive terminates employment without Good Reason (other than due to death or Disability) during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive the Accrued Obligations and the Other Benefits.

           6. Arbitration. Subject to the provisions of Section 7 hereof, the Company and the Executive agree that any disputes with respect to this Agreement shall be subject to binding arbitration in New York, New York, in accordance with the rules of the American Arbitration Association. The proceedings and the results of such arbitration shall be treated as confidential information subject to Section 7(a) hereof, except to the extent disclosure of such information is required by law, and shall be final and binding on the parties thereto. Each party agrees to pay for the costs of arbitration and its own attorney's fees and expenses incurred as a




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result of such arbitration. The dispute shall be submitted to a single arbitrator to be mutually agreed upon by the parties. If the parties cannot agree on a single arbitrator, each party shall appoint one arbitrator who shall then jointly appoint a third arbitrator. Judgment upon the arbitration award may be entered in any court having jurisdiction.

           7. Confidential Information/Nonsolicitation/Noncompetition. (a) The Executive acknowledges that the Executive will have knowledge of certain trade secrets of the Company, including, without limitation, information concerning its client and customer lists and information concerning proprietary manufacturing formulations and processes. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliates, and their respective businesses, (including, without limitation, any client names, client lists, trade secrets, research, proprietary manufacturing formulations and processes, secret data, business methods, operating procedures or programs), which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement) (collectively, the "Trade Secrets and Confidential Information"). After termination of the Executive's employment with the Company, except as may be required by law, the Executive shall not, without the prior written consent of the Board or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it or to an attorney retained by the Executive to provide legal advice with respect to this Section 7. For the purposes of this Section 7(a), information shall not be deemed to be publicly available merely because it is embraced by general disclosures or because individual features or combinations thereof are publicly available. All records, files, memoranda, reports, customer lists, documents and the like that the Executive uses, prepares or receives during the course of the Executive's employment shall remain the sole property of the Company or one or more of its affiliates, as applicable, and shall be turned over to the Company or its affiliates upon termination of the Executive's employment.

           (b) In view of the fact that the services to be rendered by the Executive on behalf of the Company are of a special, unique and extraordinary character, while employed by the Company or any of its affiliates and for one year after the Executive's termination of employment, the Executive will not, without the written consent of the Board, directly or indirectly: (i) attempt in any manner to persuade any client or customer of the Company or any of its affiliates to cease to do business or to reduce the amount of business which any client or customer has customarily done or contemplates doing with the Company or any of its affiliates; (ii) solicit business of any client or customer of the Company or any of its affiliates unless such solicitations are rendered as an employee of the Company or such affiliates; or (iii) render any services of the type usually rendered by the Company or an affiliate for any such client or customer of the Company or any of its affiliates (unless such services are rendered as an employee of the Company or such affiliates), in the case of clauses (i), (ii) and (iii), whether or not the relationship between the Company or such affiliate and such client or customer was originally established, in whole or in part, through the Executive's efforts.

           (c) While employed by the Company or any of its affiliates and for one year after the Executive's termination of employment, the Executive will not, directly or indirectly, on




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behalf of the Executive or any other person, solicit for employment by other than the Company or such affiliates any person employed by the Company or its affiliates at the Effective Date, nor will the Executive, directly or indirectly, on behalf of the Executive or any other person, solicit for employment by other than the Company or such affiliates any person employed at the time by the Company or its affiliates. For purposes of Sections 7(b), (c),
(d) and (e), "affiliate" should only include affiliates of the Company for which the Executive performs or has performed services.

           (d) While employed by the Company or any of its affiliates and for one year after the Executive's termination of employment, the Executive will not, directly or indirectly, for the Executive's own account or the account of others, own, manage, operate, control or participate in the ownership, management, operation or control of or be connected as a principal, employee, officer, director, independent contractor, representative, stockholder, financial backer, partner, advisor, manager, consultant or in any other individual or representative capacity with any business which engages in any business within any market area served by the Company or any of its affiliates involving the development, manufacture, distribution or marketing of any hospital or medical products of the type developed, manufactured, distributed or marketed by the Company or its affiliates at any time within two years prior to the termination of the Executive's employment (a "Competing Business"). Ownership for personal investment purposes only of less than 5% of the voting stock of any publicly held Competing Business shall not constitute a violation hereof.

           (e) The Executive acknowledges and agrees that: (i) the purposes of the foregoing covenants, including without limitation the noncompetition covenant of Section 7(d), are to protect the goodwill and Trade Secrets and Confidential Information of the Company and its affiliates for whom the Executive performs services under this Agreement, and to prevent the Executive from interfering with the business of the Company and such affiliates as a result of or following termination of the Executive's employment with the Company; (ii) that the foregoing covenants, including without limitation the noncompetition covenant of Section 7(d), are being given in part in consideration for the consideration being received by the Executive as a result of the transactions contemplated by the Merger Agreement; (iii) because of the nature of the business in which the Company and its affiliates are engaged and because of the nature of the Trade Secrets and Confidential Information to which the Executive has access, it would be impractical and excessively difficult to determine the actual damages of the Company and its affiliates in the event the Executive breached any of the covenants of this Section 7; and
(iv) remedies at law (such as monetary damages) for any breach of the Executive's obligations under this Section 7 would be inadequate. The Executive therefore agrees and consents that if the Executive commits any breach of a covenant under this Section 7 or threatens to commit any such breach, the Company and its affiliates shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage. With respect to any provision of this Section 7 finally determined by a court of competent jurisdiction to be unenforceable, the Executive, the Company and its affiliates hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination. If any of the covenants of this Section 7 are determined to be wholly or partially unenforceable in any jurisdiction, such




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determination shall not be a bar to or in any way diminish the right of the
Company or its affiliates to enforce any such covenant in any other jurisdiction.

           (f) The provisions of Sections 7(b), (c), (d) and (e) shall remain in full force and effect until the expiration of the period specified herein notwithstanding the earlier termination of the Executive's employment hereunder.

           8. Certain Additional Payments by the Company.

           (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether pursuant to this Agreement or otherwise, in connection with a transaction occurring after the Effective Date (and specifically excluding the transactions contemplated by the Merger Agreement and any payment or distribution to the Executive in connection with the Merger) (but determined without regard to any additional payments required under this Section 8) (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended and the rules, regulations and interpretations thereunder (the "Code"), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

           (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Arthur Andersen or such other "Big Five" public accounting firm reasonably acceptable to the Executive as may be designated by the Board (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 30 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this
Section 8, shall be paid by the Company to the Internal Revenue Service directly on the later of (i) the due date for the payment of any Excise Tax, and (ii) the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.




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          (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment or Underpayment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

              (i) give the Company any information reasonably requested by the Company relating to such claim;

              (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time (provided the Company may select an attorney to represent the Executive in connection with such claim, which attorney shall be reasonably acceptable to the Executive);

              (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

              (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest, including legal fees, and shall indemnify and hold the Executive harmless for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall reasonably determine, and not to take any positions contrary to those taken by the Company; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless for any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to control the proceedings, settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

           (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

           9. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

           (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and permitted assigns; provided, however, that the Company may not assign in whole or in part its rights, obligations and benefits under this Agreement except as contemplated by Section 9(c) hereof without the prior written consent of the Executive.

           (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, or any business of the Company for which the Executive's services are principally performed, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. As used herein, the term "affiliate" shall mean any company controlled by, controlling or under common control with the Company.

           10. General Provisions. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

           (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

           If to the Executive:


                       Copy to: Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                                New York, NY 10022
                                Attention: Michael Gizang
                                Facsimile: (212) 735-2000

             If to the Company: Maxxim Medical, Inc.
                                10300 49th Street North
                                Clearwater, Florida 33762
                                Attention: Chief Executive Officer
                                Facsimile: 727-561-2170

                       Copy to: Fox Paine & Company, LLC
                                950 Tower Lane, Suite 1950
                                Foster City, California 94404
                                Attention: Saul A. Fox
                                Facsimile: 650-525-1396

                       Copy to: Wachtell, Lipton, Rosen & Katz
                                51 West 52nd Street
                                New York, New York 10012
                                Attention: Mitchell S. Presser
                                Facsimile: 212-403-2000

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

           (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

           (d) The Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment except as provided in Sections 5(a)(ii), 5(b) and 5(c), in each case only to the extent specifically set forth therein.

           (e) The parties agree to treat all amounts paid to the Executive hereunder as compensation for services. Accordingly, the Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

           (f) On and after the Effective Date, this Agreement shall supersede any other agreement, written or oral, between the Company or any of its affiliates and the Executive, including, without limitation, the Executive Continuity Agreement, dated as of August 31, 1998, and the Investor Participation Agreement, dated as of June 13, 1999, as amended. This Agreement shall automatically terminate and be of no force and effect if the Executive dies prior to the Effective Date.

           (g) This Agreement may be executed in counterparts, which together shall constitute one and the same original.

           (h) To the fullest extent permitted by law, the Company shall indemnify the Executive (including the advancement of expenses) for any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by the Executive in connection with the defense of any lawsuit or other claim by third parties to which he is made a party by reason of being an officer, director or employee of the Company, any of its subsidiaries or any of the Company's affiliates for whom the Executive performs services under this Agreement. During the Employment Period and for at least three (3) years thereafter, the Company shall maintain customary director and officer liability insurance covering the Executive for acts and omissions prior to and during the Employment Period.

           IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Boards of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                /s/ Jack Cahill
                                -------------------------------------
                                JACK CAHILL


                                MAXXIM MEDICAL, INC., a Texas corporation


                                /s/ Kenneth W. Davidson
                                -------------------------------------
                                By: Kenneth W. Davidson
                                Title: Chairman of the Board,
                                President and Chief Executive Officer


           Maxxim Medical, Inc., a Delaware corporation, shall be a party hereto and a direct obligor of all payments and benefit obligations hereunder.


                                MAXXIM MEDICAL, INC., a Delaware corporation


                                /s/ Kenneth W. Davidson
                                -------------------------------------
                                By: Kenneth W. Davidson
                                Title: Chairman of the Board,
                                President and Chief Executive Officer

                                    ANNEX I


For purposes of this Agreement "Change of Control" shall mean: (i) the acquisition by any "Person" or "group" (as such terms are used in Regulation 13D under the Securities Exchange Act of 1934, as amended), other than Fox Paine & Company, LLC or any of its "affiliates" (as defined below) or any "Person" or "group" that is a stockholder of the Company immediately after the Effective Time of beneficial ownership of a majority or more of the Company's outstanding voting securities; or (ii) any sale, lease, exchange or other transfer in one transaction or a series of related transactions, other than a transfer to an entity which is majority controlled by Fox Paine & Company, LLC or any affiliate thereof, any of the "Person" or "group" that is a stockholder of the Company immediately after the Effective Time or any entity with substantially the same equity holders as the Company immediately prior to such transfer, of all or substantially all of the assets of the Company or its operating subsidiaries (taken together). For purposes of this Annex I, "affiliate" of Fox Paine & Company, LLC shall mean a person or entity directly or indirectly controlled by, controlling or under common control with Fox Paine & Company, LLC and their equity holders.